UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024 ( June 11, 2024 )

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 3.03 below regarding the SRP Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 3.03. Material Modifications to Rights of Security Holders.

On June 11, 2024, the shareholders of Energy Fuels Inc. (the "Company") voted to approve a shareholder rights plan dated April 10, 2024, as amended on May 28, 2024, between the Company and Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC) as rights agent  (the "SRP Agreement" or the "Rights Plan"). The SRP Agreement replaces the previous shareholder rights plan agreement dated March 18, 2021 between the Company and the American Stock Transfer & Trust Company, LLC, as rights agent. Terms not defined herein have the meaning set forth in the SRP Agreement.

Summary of the Rights Plan

The following is a summary of the principal terms of the SRP Agreement, which is qualified in its entirety by reference to the text of the SRP Agreement, which is included as Exhibit 4.1 hereto and is incorporated by reference herein.

Term

The Rights Plan will terminate as of 5:00 p.m. (Eastern Time) on the date of the Company's annual and special meeting of shareholders held in 2027, at which time the Rights will expire, unless prior to that date, the Rights (as defined below) are terminated, redeemed, or exchanged by the Company's Board of Directors (the "Board").

Issue of Rights

To implement the Rights Plan, the Board authorized the issuance of share purchase rights ("Rights") to the shareholders of the Company at the rate of one Right for each Common Share outstanding as at 5:00 p.m. (Eastern Daylight Time) on February 3, 2009 (the "Record Time"). In addition, one Right has been and will be issued with each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined below) and the redemption or expiration of the Rights.

Rights Exercise Privilege

The Rights will trigger (i.e. separate from the Common Shares) (the "Separation Time") and will become exercisable 10 Business Days after a person (an "Acquiring Person") becomes the beneficial owner of 20% or more of, or commences or announces a takeover bid for, the Company's outstanding Common Shares, other than by an acquisition pursuant to a Permitted Bid or a Competing Permitted Bid (each as defined below) or pursuant to certain other transactions as described in the Rights Plan. The acquisition by an Acquiring Person of 20% or more of the Common Shares is referred to as a "Flip-in Event."

Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. By making any takeover bid other than a Permitted Bid or a Competing Permitted Bid prohibitively expensive for an Acquiring Person, the Rights Plan is designed to require any person interested in acquiring more that 20% of the Common Shares to do so by way of a Permitted Bid or Competing Permitted Bid or to make a takeover bid which the Board considers to represent the full and fair value of the Common Shares.

Prior to the rights being triggered, they will have no value and no dilutive effect on the Common Shares.

Flip-In Event

A Flip-in Event is triggered in the event that a transaction occurs pursuant to which a person becomes an Acquiring Person. Upon the occurrence of a Flip-in Event, each Right (except for Rights beneficially owned by the Acquiring Person and certain other persons specified below) shall thereafter constitute the right to purchase from the Company upon exercise thereof in accordance with the terms of the Rights Plan that number of Common Shares having an aggregate Market Price (as defined in the Rights Plan) on the date of the consummation or occurrence of such Flip-in Event equal to twice the Exercise Price (as defined in the Rights Plan as Cdn.$10.00, but currently Cdn.$500.00 after adjusting for the Consolidation) for an amount in cash equal to the Exercise Price. Accordingly, if one assumes a market price of Cdn.$2.00 per share, each Right allows a shareholder to purchase 500 Common Shares for Cdn.$500.00, effectively allowing the exercising holders of Rights to acquire the Common Shares at a 50% discount to the then prevailing market price and, based on an assumed market price of Cdn.$2.00 per Common Share, resulting in the issue of 500 Common Shares for each Right, thus creating substantial dilution.

The Rights Plan provides that, upon the occurrence of a Flip-in Event, Rights that are beneficially owned by: (i) an Acquiring Person or any affiliate or associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person, or any affiliate or associate of such Acquiring Person; or (ii) a transferee or other successor in title of Rights of an Acquiring Person (or an affiliate or associate of an Acquiring Person or of any person acting jointly or in concert with an Acquiring Person) who becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person; shall become null and void without any further action and any holder of such Rights (including transferees or successors in title) shall not have any right whatsoever to exercise such Rights under any provision of the Rights Plan.

Acquiring Person

An Acquiring Person is a person who "Beneficially Owns" (as defined in the Rights Plan) 20% or more of the Common Shares. An Acquiring Person does not, however, include the Company or any subsidiary of the Company, or any person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares as a result of Permitted Bids, Competing Permitted Bids and certain other exempt transactions.

Permitted Bids and Competing Permitted Bids

A "Permitted Bid" is a takeover bid made by takeover bid circular in compliance with the following additional provisions:

(a)	The Bid must be made to all holders of record of Common Shares;

(b)

The bid must be open for a minimum of 105 days following the date that the bid circular is sent to shareholders, or such shorter period as may be permitted under NI 62-104 in certain circumstances, and no Common Shares may be taken up prior to completion of such period;

(c)

Take-up and payment for the Common Shares may not occur unless the bid is accepted by persons holding more than fifty percent (50%) of the outstanding Common Shares, exclusive of Common Shares held by the person responsible for triggering the Flip-in Event or any person who has announced a current intention to make, or who is making, a takeover bid for the Common Shares and the respective affiliates and associates of such persons and persons acting jointly or in concert with such persons;

(d)	Common Shares may be deposited into or withdrawn from the bid at any time prior to the take-up date; and

(e)

If the bid is accepted by the requisite percentage specified in (c) above, the bidder must extend the bid for a period of 10 business days to allow other shareholders to tender into the bid should they so choose and must make a public announcement to such effect.

A "Competing Permitted Bid" is a takeover bid that satisfies all of the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for Common Shares tendered under a Competing Permitted Bid is not less than the time period required under NI 62-104 and the earliest date on which Common Shares may be taken up under the prior Permitted Bid then in existence.

Neither a Permitted Bid nor a Competing Permitted Bid need be approved by the Board and may be taken directly to the shareholders of the Company. Acquisitions of Common Shares of the Company made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event.

Lock-up Agreements

A "Lock-Up Agreement" is an agreement between an Offeror (as defined in the Rights Plan) and a person (the "locked-up person") whereby the locked-up person agrees to deposit or tender Common Shares to the Offeror's takeover bid. Common Shares which are subject to a lock-up agreement will be considered to be beneficially owned by the Offeror, unless the lock-up agreement is a "Permitted Lock-up Agreement" as defined in the SRP Agreement, being a lock-up agreement which permits the locked-up person to withdraw its Common Shares from the lock-up agreement in order to tender or deposit the Common Shares to another takeover bid or to support another transaction, where (i) the price per Common Share offered under the other bid or transaction exceeds by a specified percentage (which may not exceed 7%) the price per Common Share offered under the Offeror's take-over bid, or (ii) the number of Common Shares to be purchased under the other bid or transaction exceeds by a specified percentage (which may not exceed 7%) the number of Common Shares proposed to be purchased by the Offeror and the price per Common Share offered in such alternative bid or transaction is not less than the price contained in or proposed to be contained in the offer to be made pursuant to the lock-up agreement.

Certificates and Transferability

Prior to separation, the Rights will be evidenced by the Common Share certificates and will not be transferable separately from the Common Shares. Common Share certificates do not need to be exchanged to entitle a shareholder to these Rights. A legend referring to the Rights Plan will be placed on all new share certificates for Common Shares issued by the Company following the Effective Date. From and after separation, the Rights will be evidenced by Rights certificates and will be transferable and traded separately from the Common Shares.

Redemption and Waiver

The Board may, at any time prior to the occurrence of a Flip-in Event, and subject to shareholder approval, elect to redeem all but not less than all of the Rights at a redemption price, after adjusting for the Consolidation, of Cdn.$0.0005 per Right (the "Redemption Price"), which has been adjusted to take into account the Consolidation, and which may be further appropriately adjusted in certain events in the future. Rights will be deemed to automatically be redeemed at the Redemption Price where a person who has made a Permitted Bid, a Competing Permitted Bid or a takeover bid otherwise exempted by the Board, takes up and pays for the Common Shares under the terms of the bid. If the Board elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will terminate and each Right will, after redemption, be null and void and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Under the Rights Plan, the Board has discretion to waive application of the Rights Plan to a takeover bid made by way of a takeover bid circular, subject to an automatic waiver with respect to all other takeover bids made while the waived takeover bid is outstanding. The Board may also waive the application of the Rights Plan to a Flip-in Event which occurs through inadvertence, subject to the "inadvertent" Acquiring Person reducing its holding of the Common Shares within an agreed upon time. Other waivers of the Rights Plan will require shareholder approval.

Amendment

The Rights Plan provides that prior to ratification by shareholders, the Board may in its sole discretion supplement or amend the Rights Plan. Once the Rights Plan has been ratified by the shareholders, however, any amendments or supplements to the terms of the Rights Plan (other than for clerical errors or to maintain the Rights Plan's validity and effectiveness as a result of changes in applicable legislation or regulatory requirements) will require prior shareholder approval. Changes arising from changes in applicable legislation will require subsequent shareholder ratification.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual and Special Meeting of Shareholders (the "Meeting") virtually on June 11, 2024. At the Meeting, four (4) proposals were submitted to the shareholders of the Company for approval as set forth in the Company's definitive proxy statement and the supplement thereto, filed with the United States Securities and Exchange Commission on April 24, 2024 and May 28, 2024 respectively. In total, 84,152,110 Common Shares were present virtually or represented by proxy at the Meeting.

Proposal No. 1 - Election of Directors.

The ten (10) nominees proposed by management for election as directors were elected by the shareholders of the Company as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
J. Birks Bovaird	45,321,752	2,215	4,356,041	34,472,102
Mark S. Chalmers	47,226,027	2,177	2,451,804	34,472,102
Benjamin Eshleman III	47,674,386	2,222	2,003,400	34,472,102
Ivy V. Estabrooke	47,119,198	3,731	2,557,079	34,472,102
Barbara A. Filas	46,967,300	3,760	2,708,948	34,472,102
Bruce D. Hansen	47,922,396	2,214	1,755,398	34,472,102
Jaqueline Herrera	46,948,646	3,833	2,727,529	34,472,102
Dennis L. Higgs	48,312,025	2,270	1,365,713	34,472,102
Robert W. Kirkwood	47,763,461	2,179	1,914,368	34,472,102
Alexander G. Morrison	48,511,981	2,174	1,165,853	34,472,102

Proposal No. 2 - Appointment of KPMG LLP as Independent Auditors of the Company.

The shareholders of the Company approved the appointment of KPMG LLP of Denver, Colorado, an independent registered public accounting firm, as auditors of the Company until the next annual meeting of shareholders, and authorized the Directors to fix the remuneration of the auditors as follows:

Votes For	Votes Withheld	Abstentions
83,583,881	2,982	565,247

Proposal No. 3 - Amendment and Extension of the Omnibus Equity Incentive Compensation Plan for a Further Three-Year Term.

The shareholders of the Company approved the amendment and extension of the Company's Omnibus Equity Incentive Compensation Plan for a further three-year term, and approved all unallocated options, rights or other entitlements under the Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,080,155	2,150,464	449,389	34,472,102

Proposal No. 4 - Ratification and Approval of the Shareholder Rights Plan with Equiniti for a Three-Year Term.

The shareholders of the Company approved the ratification and approval of the Company's Shareholder Rights Plan with Equiniti Trust Company, LLC for a three-year term, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,467,501	2,863,050	349,457	34,472,102

Item 9.01. Financial Statements and Exhibits.

4.1	Shareholder Rights Plan Agreement between Energy Fuels Inc. and Equiniti Trust Company, LLC dated April 10, 2024, as amended on May 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: June 13, 2024	By: /s/ David C. Frydenlund
David C. Frydenlund
Executive Vice President, Chief Legal
Officer and Corporate Secretary